Exhibit 1

                     CERTIFICATION REGARDING JOINT FILING OF
                     SCHEDULE l3D/A PURSUANT TO RULE 13D-1(k)
                    OF THE SECURITIES AND EXCHANGE COMMISSION

     Rudy R. Miller is the beneficial owner of the 1,024,999 shares of Lexon Technologies, Inc. Common Stock held in the name of Miller Capital Corporation. Mr. Miller is the Chairman, President and Chief Executive Officer of Miller Capital Corporation located at 4909 East McDowell Road, Suite 100, Phoenix, AZ 85008. During the last five years Mr. Miller has not been convicted in a criminal proceeding of the type required to be disclosed herein nor party to a civil proceeding of a judicial or administrative body of competent jurisdiction which would make him subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to federal or state securities laws or finding any or finding any holders with respect to such laws.

     Miller  Capital  Corporation  and Rudy R. Miller do hereby certify that the
Schedule 13D/A to which this certification is attached as Exhibit 1 is being filed with the Securities and Exchange Commission on behalf of the undersigned.

Dated: January 29, 2001


Miller  Capital  Corporation

By: /s/ Rudy R. Miller
    ---------------------------------------
    Its: Chairman, President and CEO


By: /s/ Rudy Miller
    ---------------------------------------
    Rudy R. Miller